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                                SALEM TRUST BANK
                             2140 Country Club Road
                      Winston-Salem, North Carolina 27104

                         REVOCABLE APPOINTMENT OF PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS


   The undersigned hereby appoints Gordon H.T. Sheeran and James E. Holmes, Jr. (the "Proxies"), or either of them, with full power of substitution and hereby authorizes them to represent and vote, as directed below, all shares of the common stock of Salem Trust Bank ("Salem") held of record by the undersigned on October 2, 1996 at the reconvened Special Meeting of Shareholders of Salem (the "Reconvened Special Meeting") to be held at the Arts Council Theater, 610 Coliseum Drive, Winston-Salem, North Carolina, at 10:00 o'clock, a.m., E.S.T. on Tuesday, January 21, 1997, and at any further adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:



    1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Second Amended Agreement of Combination, dated initially as of July 1, 1996 and amended as of September 6, 1996 and November 21, 1996, and the related plan of merger (collectively, the "Merger Agreement"), among Salem, CCB Financial Corporation ("CCBF") and Central Carolina Bank and Trust Company ("CCB Bank"), and to approve the transactions described therein, including without limitation the merger of Salem into CCB Bank with the result that all outstanding shares of Salem's $2.50 par value common stock will be converted into shares of CCBF's $5.00 par value common stock.


       ( ) FOR                ( ) AGAINST               ( ) ABSTAIN


    2. OTHER BUSINESS. On such other matters as properly come before the Reconvened Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.


    PLEASE MARK, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.
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   THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED
ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE RECONVENED SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF SALEM A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE
RECONVENED SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN
PERSON.



   By signing this proxy, the undersigned hereby acknowledges receipt of the Notice of the Reconvening of the Special Meeting dated November , 1996, the accompanying Prospectus/Proxy Statement Supplement, and the previously distributed Prospectus/Proxy Statement dated October 4, 1996.


                                              Dated:                       , 199


                                              Signature of Owner of Shares

                                              Signature of Joint Owner of
                                              Shares, if any

                                              INSTRUCTION: Please sign above
                                              exactly as your name appears on
                                              this appointment of proxy. Joint
                                              owners of shares should both sign.
                                              Fiduciaries or other persons
                                              signing in a representative
                                              capacity should indicate the
                                              authorized capacity in which they
                                              are signing.


IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT AT THE RECONVENED SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE RECONVENED SPECIAL MEETING IF YOU SO DESIRE.

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